The Truth about CSX’s Performance:
A Fact-Based Analysis
May 2008

Exhibit 99.2

Presentation Outline

Executive Summary

Corporate Governance

Productivity Opportunity

Pricing Performance

Capital Allocation & Structure

GAAP Reconciliation

Appendix

3-9

10-20

21-52

53-59

60-74

75-77

78-84

Page Reference

Executive Summary

Note: Stock price performance as of April 25, 2008; adjusted for splits

S&P 500 Stock Performance

Three-Year Stock Appreciation

(39%)

(5%)

17%

49%

120%

208%

278%

401-500

301-400

201-300

101-200

22-100

21 CSX

Top 20

Industry-leading guidance and

aggressive capital structure

maximize investment returns

Operating margin tied for best

of U.S. railroads during first

quarter 2008

Corporate governance ranks

in top 1% of transportation

companies

Outperformed 95% of the

S&P 500 since 2005

The facts are…

CSX has delivered unprecedented shareholder value

NSC

CP

CP

NSC

CNI

NSC

CP

CNI

CNI

CP

CP

CNI

CNI

NSC

BNI

BNI

BNI

CP

BNI

UNP

NSC

CNI

UNP

BNI

UNP

BNI

UNP

UNP

CSX

UNP

CSX

CSX

CSX

CSX

NSC

CSX

Projected
Analyst EPS
Growth
through 2010

EPS
Growth

Margin
Expansion

Expense
Control
per RTM

Employee
Safety

Shareholder
Value
Creation

Worst

Best

The facts are…

CSX leads the industry across critical performance measures

Shareholder Value Creation based on Total Shareholder Return from Q1 2007 - Q1 2008. Safety based on 2007 FRA

Personal Injury statistics. Expense Control per Revenue Ton Mile, Margin Expansion and EPS Growth based on Q1 2007

vs. Q1 2008 results. CN and CP expenses have been adjusted for the impact from translation of U.S. dollar-denominated expenses into Canadian dollars. Projected Analyst EPS Growth is 2007 through 2010 and is based on First Call data.

The Facts are…

        Board presided over the transformation of CSX into a highly focused rail entity, delivering the most significant stock appreciation in the industry over the last 1, 2, 3, 4 and 5 years.

        Board implemented a governance structure that ranks in the top 1% of all transportation companies; CSX is the only rail with 100% performance-earned incentive compensation.

CSX Board delivers superior performance and leading governance

CSX’s Board has
transformed CSX into
an industry leader

CSX is on target
to become the best
railroad in N. America

TCI Group has flawed
ideas that could destroy
shareholder value

TCI Group’s
nominees raise
red flags

The facts are…

CSX Board delivers results; TCI Group delivers rhetoric

CSX is an industry leader with proven plans to continue delivering for shareholders.

Management has outlined the most aggressive long-term guidance in the industry, with

$400M+ of productivity savings and margins better than any U.S. railroad by 2010.

CSX Board drives unprecedented results and unmatched guidance

TCI Group’s demands to date include a leveraged buyout significantly below current stock price, destroying CSX’s credit rating for a 20% annual buyback of CSX stock, raising customer prices 7% annually for the next decade, and freezing expansion capital.

Now, the TCI Group is relying on misrepresentations and misleading analyses to promote its nominees and its agenda.

TCI Group’s proposals would put CSX’s future at risk

Three of TCI Group’s nominees have no U.S. public board experience.

TCI Group’s nominees’ experience includes histories of bankruptcy, poor performance,

abysmal safety records, and conflicts of interest.

Two dissident, short-sighted shareholders are seeking a voting block of five and effective control of CSX.

TCI Group has a poor track record, limited experience, and no coherent plan for CSX

The facts are…

CSX has grown
operating income
faster than CN

Expense and
margin gaps with
CN are narrowing

Investment Grade
is in CSX’s
best interest

CSX public targets
are most
aggressive in
the industry

CSX performance
drove leading
stock appreciation

The Truth

            More than a third of CN’s growth since 1998 was due

            to acquisitions and inflation (not true operating gains).

            CSX on track to increase operating income by $1.7B

            in just four years (outpacing CN’s C$1.6B over nine).

CN is a model of
income growth

            CSX’s margin improved by 1,240 basis points since

            2004, while CN margins have been essentially flat.

            Expense gap has narrowed from 11% to 8% after

            properly adjusting for the foreign currency translation.

The gap to CN
is widening

            Extra $3B of debt today results in Junk Bond status,

            increased cost of capital & only 2% EPS accretion.

            CSX would lose financial flexibility, access to capital.

Junk Bond status
would create value
for CSX

            CSX has targeted a low-70’s operating ratio by 2010,

            with $400M+ of productivity savings from 2008-10.

            Detailed plans to achieve targets have been

            publicly communicated.

CSX has no public
targets to improve
operations

            Price, productivity and yield management drive

            unmatched margin expansion.

            Industry-best shareholder returns over 1,2,3,4,5 years.

Industry-wide
factors drove
stock increase

TCI Group Claim

The facts are…

TCI Group uses bad math, flawed assumptions, half truths

The facts are…

CSX’s labor
efficiency per RTM
is better than NS

CSX pricing at
parity with NS and
increasing faster

CSX is top-tier in
customer service

Using meaningful
comparisons, CSX
is an industry
leader

Management
driving strong price
& productivity gains

The Truth

CSX does not count training as “hours worked,”
making comparison with NS invalid on this measure.

CSX labor cost per true unit of work is ~20% less than
NS, with further labor productivity initiatives in place.

CSX employees
are not as
efficient as NS

CSX’s longer average haul yields higher prices per
carload; adjusted price per RTM is at parity.

CSX pricing gains exceeded NS by over 300 bps in
‘07, with 6+% guidance in ‘08 versus only 4% at NS.

CSX prices at a
discount to NS

Third-party survey of 2,200 customers shows
CSX is #1 in total customer satisfaction.

On-time performance approaching all-time highs.

CSX is a poor
performer in
customer service

CSX is an industry leader in cost control per revenue
ton mile, price gains, customer service and
employee safety.

CSX is an industry
laggard on key
operational metrics

Productivity gains have exceeded $500M since 2003.

Price gains have been industry-leading due to strong
service and operational improvements.

CSX improvement
is from price with
no productivity

TCI Group Claim

The facts are…

TCI Group uses bad math, flawed assumptions, half truths

The facts are…

TCI Group Question

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

Corporate
Governance

Is this board capable of holding

management accountable?

Is this board working for shareholders

or for management?

Why does CSX lag peers on nearly

every operational metric?

Why does CSX have barely half the

profitability of CN?

Why doesn’t management have public

targets to improve operations?

Why does CSX price at a deep

discount to competitor NS?

Is there a smarter way to price?

Is the capital expenditure budget

economically justifiable?

How can we be comfortable that

management will be disciplined?

What is the right capital structure for a

business as strong as CSX?

The facts are…

TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry

leading shareholder value and continues to

raise the bar

Governance rating score of 99% is top tier

of industry

CSX is a leader in safety, service

and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent

and aggressive

CSX is an industry price leader, with the

most aggressive pricing guidance

Pricing process and discipline is

industry-leading

Disciplined capital spending in line with

peers and generating industry leading

shareholder returns

Aggressive, investment grade capital

structure

Corporate Governance

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

The facts are...
CSX Board delivering superior shareholder value

Proven record of delivering value to shareholders

Superior stock performance, investing for long-term growth, nearly tripled dividends, targeting nearly $6 billion of buybacks between 2006 and 2009

Presiding over fastest growing company in an attractive industry

Leads industry in safety, service and financial improvement

Recognized among industry leaders in safety and service

Knowledge and expertise in place to continue strong improvement

Diverse background already in place for presiding over dynamic business

Corporate governance practices recognized among best-in-class

Constructive tension between Board and management in place to drive value

The CSX Board has a proven track record
and is a market leader in corporate governance

Corporate
Governance

The facts are...
CSX is the leader in shareholder value creation

Total Shareholder Return

219%

203%

97%

28%

6%

CP

23%

150%

158%

177%

219%

314%

4 Years

56%

157%

215%

264%

285%

323%

5 Years

20%

124%

88%

86%

110%

218%

3 Years

7%

52%

15%

17%

26%

88%

2 Years

(7%)

23%

10%

7%

13%

40%

1 Year

S&P
500

UP

NS

CN

BNSF

CSX

Current returns as of 4/25/08.

In sharp contrast to TCI Group’s claim, CSX significantly
leads the industry in current shareholder returns

Corporate
Governance

Economics policy expert and former president of Johns
Hopkins University. Former Chairman and President
of the W.K. Kellogg Foundation.
Board experience includes Fortune 500 companies
in the transportation, energy and banking industries.

“Philanthropist”

William
Richardson

Career spans private equity and CEO of a major
business services provider. Board experience
includes Fortune 500 companies in the transportation,
aerospace, financial services and banking industries.

Former Vice
Chairman,
Cendant

Robert
Kunisch

Key role in airline deregulation and is a transportation and economic policy expert.  Former chair of business and public policy department at Wharton School of Business.
Board experience includes Fortune 500 companies
in the transportation, banking, technology,
agricultural and food products industries.

“Business School
Professor”

Elizabeth
Bailey

The whole truth…

TCI Group
says…

Board
Member

The facts are...
Incumbent directors have broad experience base

Corporate
Governance

The facts are...
Incumbent directors have broad experience base

CEO of a major commercial development firm—substantial
infrastructure expertise in the eastern U.S. building
for industries, including ethanol, real estate development,
and building products, which are critical to
CSX’s business strategies.

“Jacksonville
Contractor”

Steven
Halverson

Medical, healthcare and social policy expert as well as
former Chairman of the National Medical Association.
Board experience includes Fortune 500
companies in the transportation, energy,
banking, healthcare, and food products industries.

“Doctor”

Frank
Royal

The whole truth…

TCI Group
says…

Board
Member

CSX Board members have significant transportation experience,

blue chip business experience, and governance and policy expertise

Corporate
Governance

The facts are…
Qualifications of TCI Group nominees raise questions

Chaired a publicly traded company sold through a distressed sale, and has a career characterized by buyouts and leverage.

Former Director CN
& Former Chairman
Illinois Central

Gil
Lamphere

Led Northwest Airlines into bankruptcy and
sold more than 75% of his shares in the months
immediately leading up to the bankruptcy filing.

Former Chairman
Northwest Airlines

Gary
Wilson

Transitional CEO as Conrail was converted to a switching operator.
As Managing Director of London Underground, performance is
down sharply and need for government funding is up 600%.
No U.S. public board experience.

Former CEO
Conrail

Tim
O’Toole

Led Brazilian railroad a fraction of CSX’s size with an abysmal safety record.  No U.S. public board experience.

Former CEO ALL
(Brazil)

Alex
Behring

Demands for CSX, if implemented, could have impaired
shareholder value. Made statements raising significant regulatory concerns in Washington. No U.S. public board experience, and resigned from a UK board amid allegations of conflict of interest.

Creates
shareholder value

Chris
Hohn

The whole truth…

TCI Group
says…

Board
Member

Corporate
Governance

The choice between director slates is clear

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

The facts are...
CSX’s Board is a leader in governance

CSX has a presiding independent director with delineated duties

Consistent with prevailing practice in the United States

CSX has a strong independent board

CEO is the only management director, with eleven outside directors

Best practices already in place at CSX

Key Board committees are comprised solely of independent directors

Election of entire Board is conducted annually

Majority election of Board in uncontested elections is required

No supermajority vote required

Ability of 15% of shareholders to call a special meeting

Executive severance payments capped at 2.99 times annual compensation

No poison pill

All incentive compensation is performance-earned

Corporate
Governance

CSX corporate governance ranks in top 1% of transportation companies

Percent of Total Long-Term Incentive Compensation that Must be Performance-Earned
100%
60%
45%
25%
CSX
BNI
NSC
UNP

How tomorrow moves

The facts are...
CSX incentive pay is entirely performance-earned

CSX is the only major railroad at which annual and
long-term incentive plans are both 100% performance-earned

Corporate
Governance

Source:  2008 Railroad Proxy Statements.  Performance-earned excludes time-based stock options and restricted stock.

2007 Targeted CEO
Direct Compensation
$6.2M
$9.7M
$11.5M
$11.8M
CSX
UNP
BNI
NSC
Annualized L-T Incentive Opportunity Grants
Salary plus annual bonus

How tomorrow moves CSX

The facts are...
CSX targeted CEO pay is lowest of all U.S. rails

All of CSX’s CEO incentive pay is
performance-earned

Vesting of grants does not
occur unless performance
standards are met

CSX unmatched stock price
appreciation is a result of the most
impressive turnaround story of any
railroad since 2003

If other railroads had CSX’s stock
performance, CSX’s CEO would
have been the lowest paid U.S.
rail CEO from 2003-07

Source:  2004-2008 Railroad Proxy Statements.
CSX stock performance through 4/25/08.

Corporate
Governance

Productivity Opportunity

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

The facts are...
CSX is a leader in safety, service and productivity

Safety:  CSX is among industry leaders in safety and
train accident prevention

Service/Customer Satisfaction:  CSX is now
top-tier in customer satisfaction measures as a
result of dramatic service improvements

Cost productivity:  CSX has delivered $500M in
productivity savings since 2003, with at least an
additional $400M in productivity targeted through 2010

Productivity
Opportunity

2007 FRA Personal Injury Frequency Index
1.17
1.21
1.90
1.96
2.35
2.81
NSC
CSX
UNP
BNI
CP
CNI

2007 FRA Train Accident Frequency Index
2.33
2.52
2.85
2.99
3.68
4.36
NSC
CP
CSX
BNI
UNP
CNI

How tomorrow moves

The facts are...
CSX is among industry leaders in safety

Productivity
Opportunity

Source:  2007 Federal Railroad Administration data

Safety:  CSX is among industry leaders in safety and
train accident prevention

Service/Customer Satisfaction: CSX is now
top-tier in customer satisfaction measures as a
result of dramatic service improvements

Cost productivity:  CSX has delivered $500M in
productivity savings since 2003, with at least an
additional $400M in productivity targeted through 2010

The facts are...
CSX is a leader in safety, service and productivity

Productivity
Opportunity

On-time Originations
49%
51%
76%
79%
2004
2005
2006
2007

On-time Arrivals
41%
40%
63%
70%
2004
2005
2006
2007

How tomorrow moves

The facts are...
CSX’s service performance is dramatically improved

61%

Increase

71%

Increase

Productivity
Opportunity

**Train Velocity (mph)**
**2007 Average**

25
23
23
22
22
21
CNI
CP
BNI
UNP
NSC
CSX

**Terminal Dwell Time (hrs)**
**2007 Average**

13
22
22
23
24
25
CNI
NSC
CP
CSX
BNI
UNP

How tomorrow moves

The facts are…
Velocity and dwell are not meaningfully comparable

Source:  Original data published by American Association of Railroads (AAR) and CN website.

AAR states that velocity and dwell “cannot meaningfully be compared” due to differences in mix, length of haul, methodology, etc. Yet, TCI Group did just that.

Better

Better

Productivity
Opportunity

The facts are...
CSX velocity by train type ahead of competitor NS

Source: Original data published by American Association of Railroads (AAR)

Productivity
Opportunity

Full Year 2007 AAR Velocity

(4%)

21.6

20.8

Total

(2%)

20.5

20.0

All Other

+ 7%

15.6

16.7

Coal

+ 4%

22.0

22.8

Auto

+ 5%

18.3

19.3

Grain

+ 6%

27.7

29.4

Intermodal

Difference

NS

CSX

Total velocity statistics are not

meaningfully comparable

across all railroads, primarily

due to train type mix

AAR publishes velocity by

train types to control for mix

—

CSX has higher velocity

than close competitor

NS in nearly all train types

—

NS total velocity is higher

than CSX only due to a

higher mix of faster

Intermodal traffic

Dwell (hrs) -- CSX versus CN
FY 2007 Comparable
23
(10)
13
13

How tomorrow moves

The facts are...
CSX dwell is on par with industry-leading CN

Dwell is the average time a
car resides at a terminal
location, expressed in hours

Cars that do not stop at
terminals (“through trains”)
are excluded from AAR dwell

However, CN includes
through trains in their
published dwell figure

On a comparable basis, CSX
dwell is on par with CN

CSX Dwell
(Reported)

Adj. for
through
trains

CSX
Adjusted
Dwell

CN
Dwell

Note: CSX analysis adjusts CSX’s AAR-reported Dwell to include through trains; CN Dwell from CN company website.

Productivity
Opportunity

## 2007 Customer Satisfaction

Truck
CSX
Rail #2
Rail #3
Rail #4
Rail #5
Rail #6
7.28
7.03
6.86
6.80
6.76
6.63
6.18

How tomorrow moves CSX

The facts are...
CSX is the industry leader in customer service

Customer satisfaction rankings
are based on independent
third-party survey with over
2,200 responses

Correlates to internal operating
measure gains

Source:  Survey of CSX customers by a leading independent third-party surveyor

Productivity
Opportunity

Industry-leading service supports
industry-leading price gains

Safety:  CSX is among industry leaders in safety and
train accident prevention

Service/Customer Satisfaction: CSX is now
top-tier in customer satisfaction measures as a
result of dramatic service improvements

Cost productivity:  CSX has delivered $500M in
productivity savings since 2003, with at least an
additional $400M in productivity targeted through 2010

The facts are...
CSX is a leader in safety, service and productivity

Productivity
Opportunity

CSX Productivity:
Expense (ex fuel) per RTM

$30
$28
$26
$24
2003
2004
2005
2006
2007
CSX Actual Expense/RTM
Expense/RTM with no productivity

How tomorrow moves
CSX

The facts are...
TCI Group’s productivity analysis is flawed

Productivity is appropriately
measured on a workload basis

Revenue ton miles (RTM)–not
carloads—define workload

RTM’s include both tons
carried and length of haul

TCI Group inappropriately
measured productivity on a
per carload basis

Note: Dashed line assumes inflation growth of 3.5% (based on AAR’s ALL-LF index 2004-07) and no productivity.

$500M of productivity since 2003
$400M+ more planned through 2010

Productivity
Opportunity

CSX
Productivity
Gains

Comparable Q1 2008
Expense Per RTM
$20
$25
$30
$31
$33
$40
BNI
UNP
CP
CNI
CSX
NSC

How tomorrow moves

The facts are...
CSX among industry leaders in cost control

1Q04–1Q08 CAGR

4.9%

1.4%

2.3%

2.2%

0.5%

0.1%

Excluding

Fuel

8.7%

6

NSC

6.8%

5

BNI

6.6%

4

UNP

5.4%

3

CNI

3.9%

2

CSX

3.6%

1

CP

Expense

per RTM

Rank/Company

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on railroad financial reports and CSX Analysis.

Western

Rails

Eastern

Rails

Canadian

Rails

Productivity
Opportunity

The facts are...
CSX is number one after proper currency adjustment

Strengthening Canadian dollar
distorts comparability between
U.S. and Canadian rails

Using a fixed exchange rate to
U.S. dollars only compensates for
part of the issue

CN & CP translate U.S. dollar-
denominated expenses to
Canadian dollars

With a stronger Canadian
dollar, the translation of U.S.
dollar-denominated
expenses into Canadian
dollars understates expense
growth at CN & CP

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on railroad financial reports and CSX Analysis.
Adjusted CN & CP results sourced from CN/CP financial statements and CSX analysis.

1Q04–1Q08 CAGR

4.9%

5.5%

1.4%

2.3%

3.1%

0.5%

Adjusted,

Excluding

Fuel

8.7%

6

NSC

8.2%

5

CNI

6.8%

4

BNI

6.6%

3

UNP

6.0%

2

CP

3.9%

1

CSX

Adjusted

Expense

per RTM

Rank/Company

Productivity
Opportunity

**Fuel Efficiency**
**First Quarter 2008**
**Gallons per KGTM**

1.17
1.27
1.27
1.28
1.29
1.44
CN
CSX
CP
UNP
BN
NSC

How tomorrow moves

The facts are...
CSX is a leader in fuel efficiency

CN average length of haul is at least
800 miles – one-third longer than CSX

Math shows that TCI Group’s 600
mile average haul for CN is wrong

Longer hauls are more fuel
efficient

Better

Source:  Railroad financial reports and CSX analysis.  CN length of haul based on CN financial reports.  KGTM is thousand gross ton miles.

CSX’s fuel efficiency is 1.05
for 800-900 mile moves…
10% better than CN

CN Average Length of Haul Estimate

4,744k

1,324k

3,059k

361k

Units

850 miles

64

184.2

Total

1,640 miles

15

32.6

Intermodal

565 miles

80

137.8

Merchandise
/Auto

365 miles

Approx.
Average
Haul

13.8

KRTM

105

Est.
Tons/
Unit

Coal

Market

Productivity
Opportunity

CSX Operating Income Change: 2003-2007
$2,500M
$2,000M
$1,500M
$1,000M
$500M
$0M
$877
$2,233

How tomorrow moves
CSX

The facts are…
Management drives price, volume and productivity

2003
Comparable
Operating
Income

2007
Comparable
Operating
Income

Net
Inflation

Real
Pricing

Volume

Productivity

28%

Real Pricing

16%

Volume

40%

16%

Net Inflation

Productivity

Sources of Income Growth

Sustained, industry leading price above inflation.
Volume is up 7% on RTM basis with favorable mix.
 Productivity has exceeded $500M.

Note:  Inflation assumed at 3.5% based on AAR’s ALL-LF index.  Real pricing based on “same store sales” price gains less inflation and net impact from fuel price. See GAAP Reconciliation for CSX data.

Management Action

Productivity
Opportunity

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

The facts are...
CSX safety, service, productivity gains outpacing CN

CSX margin difference to CN is closing rapidly

CN’s Q1 2008 margin is 30 bps below Q1 2004

CSX has improved by 1,240 bps over this period

CSX is closing the expense gap with CN

CN expense growth artificially low due to currency
translation impact

CN lags the industry in safety and customer service,
which are key CSX long-term strategies to create
shareholder value

Productivity
Opportunity

First Quarter 2008
Comparable Operating
Ratio and Improvement
83%
82%
80%
77%
77%
73%
CP
UNP
BNI
CSX
NSC
CNI

Operating Ratio Trend:
CSX and CN
90%
85%
80%
75%
70%
65%
60%
1Q'04
1Q'05
1Q'06
1Q'07
1Q'08
CN
CSX

How tomorrow moves

The facts are...
CSX is among industry leaders in operating ratio

420

760

410

1,240

270

(30)

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on First Call data

Q1 2008 Operating Ratio

Q1 2008 vs. Q1 2004 Improvement (bps)

Productivity
Opportunity

The facts are...
CSX safety, service, productivity gains outpacing CN

Productivity
Opportunity

CSX margin difference to CN is closing rapidly

CN’s Q1 2008 margin is 30 bps below Q1 2004

CSX has improved by 1,240 bps over this period

CSX is closing the expense gap with CN

CN expense growth artificially low due to currency
translation impact

CN lags the industry in safety and customer service,
which are key CSX long-term strategies to create
shareholder value

Expense per KGTM Trend
Indexed: 100 = CN 2002 Expense/KGTM
140
130
120
110
100
90
2002
2003
2004
2005
2006
2007
CSX
CN Reported
CN Adjusted

How tomorrow moves
CSX

The facts are...
CSX is closing the cost gap with CN

CN’s results over time must be adjusted for the favorable impact from translation of U.S. dollar-denominated expenses into Canadian dollars

11% Gap

8%
Gap

Note:  Analysis assumes fixed 2007 exchange rate to USD.  Adjusted CN results sourced from CN Financial statements and CSX analysis. See Appendix for details.

Productivity
Opportunity

TCI Group analysis
ignores translation impact

The facts are...
CSX safety, service, productivity gains outpacing CN

Productivity
Opportunity

CSX margin difference to CN is closing rapidly

CN’s Q1 2008 margin is 30 bps below Q1 2004

CSX has improved by 1,240 bps over this period

CSX is closing the expense gap with CN

CN expense growth artificially low due to currency
translation impact

CN lags the industry in safety and customer service,
which are key CSX long-term strategies to create
shareholder value

2007 FRA Personal Injury Frequency Index
1.17
1.21
1.90
1.96
2.35
2.81
NSC
CSX
UNP
BNI
CP
CNI

2007 FRA Train Accident Frequency Index
2.33
2.52
2.85
2.99
3.68
4.36
NSC
CP
CSX
BNI
UNP
CNI

How tomorrow moves

The facts are...
CN ranks last in safety over the last 12 months

Productivity
Opportunity

Source:  2007 Federal Railroad Administration Data

2007 Customer Satisfaction
Truck
7.28
CSX
7.03
Rail #2
6.86
Rail #3
6.80
Rail #4
6.76
Rail #5
6.63
Rail #6
6.18

How tomorrow moves

The facts about CSX's performance…
CSX’s service is improving while CN declines

CSX’s customer satisfaction
ratings are industry-leading

On-time performance,
dwell and velocity all
show strong improvement
for CSX

According to a recent Morgan
Stanley survey, 37% of CN’s
customers report
deteriorating service

Productivity
Opportunity

Source:  Customer Satisfaction survey is of CSX customers by a leading independent third-party surveyor. Morgan
Stanley Research by William Greene, 18 April 2008.

CSX’s long-term strategy is to
create price sustainability through
superior customer service

The facts are...
CSX’s superior service drives margin expansion

CSX is the leader in service, price and margin expansion

(30 bps)

31%

1240 bps

50%

Q1 ’08 vs.
Q1 ‘04

(180 bps)

4%

160 bps

8%

FY ‘07 vs.
FY ‘06

Margin
Expansion

Revenue per
Unit Growth

Margin
Expansion

Revenue per
Unit Growth

CN

CSX

CSX’s relentless pursuit of excellence in customer service

drives pricing power and margin expansion

Note: CN’s results over time have been adjusted for the currency translation impact of the stronger Canadian dollar on
U.S. dollar-denominated revenues. Operating Margin based on First Call data.  See GAAP Reconciliation for CSX data.

Productivity
Opportunity

## CSX Change in Operating Income: 2004-2008E

$1.7B
$2,743
$1,068

How tomorrow moves

The facts are...
CSX gained more in four years than CN did in nine

2004
Operating
Income

2008E
Operating
Income

Four-Year
Improvement

Acquisitions

Net Inflation

True Gains

Note:  CSX Analysis of CN reported financials uses 3.0% inflation rate for ‘98-’07 and 3.5% from 2004-08 (based on AAR’s
ALL-LF Index).  CSX 2008E based on latest Analyst Consensus as of May 9, 2008.  See GAAP Reconciliation for CSX data.

$1.5B

Productivity
Opportunity

1998
Operating
Income

2007
Operating
Income

Nine-Year
Improvement

CN Change in Operating

Income: 1998-2007

C$2,876

C$1.6B

C$1,281

C$1.0B

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

Value Creation
Operational Drivers
Financial Performance
Share Buybacks
Dividend Increases
Business Investment
Capital Structure
ROIC Improvement
Cash Flow Growth
Earnings Growth
Margin Expansion
Organic Growth
Value Pricing
Productivity
Safety and Service
CSX CORPORATION

How tomorrow moves
CSX

The facts are...
CSX has transparent and aggressive guidance

Exceed $1B

in 2010

Free Cash Flow

Before Dividends

Low 70’s

By 2010

Operating Ratio

18%–21%

CAGR

Earnings Per Share

13%–15%

CAGR

Operating Income

2008–2010

Targets

Note:  Compound annual growth rates are off comparable 2007 results; EPS targets are stated before share buybacks

CSX has raised guidance three times since 2005—from “Mid-high 70’s”
Operating Ratio down to “Low 70’s” Operating Ratio target

Productivity
Opportunity

The facts are...
CSX targets an additional $400M+ through 2010

Total Service Integration (TSI) takes
operating performance to the next level

Utilizes capacity and efficiency to
support growth

Aligns customer needs with
operating capabilities

2008

2009-10

2011+

Process Improvement Teams
have developed a pipeline of
initiatives to meet $400M+
productivity target by 2010

Despite TCI Group claims, CSX has specific productivity targets and is actively pursuing new opportunities

Productivity
Opportunity

The facts are...
Detailed initiatives to deliver the $400M+ of savings

Implementing on-board fuel saving systems

Effective deployment of new fuel efficient locomotives

Fuel Efficiency

Utilization gains through reduced dwell

Improved reclaim and settlement reduces cost

Car Fleet Utilization

Utilization gains with advanced planning tools,
distributed power and TSI

Driving maintenance efficiency and reliability

Locomotive Fleet
Management

Technology drives terminal and customer efficiency

Driving infrastructure maintenance productivity with
process and technology

Labor Productivity

Continuous focus on plan efficiency through design

TSI building reliable and productive service products

Network Efficiency/
Total Service Integration

Strategies for achieving targets

Key Focus Area

Process improvement teams have continuously delivered on
clear productivity targets and have a pipeline of specific initiatives

Productivity
Opportunity

The facts are...
Productivity targets include locomotives

TCI Group says CSX and NS
should have the same
locomotive maintenance cost

However, CSX has 25%
more KGTM’s; thus,
locomotive maintenance
costs are largely in line

CSX already has plans in
place to generate productivity
through improved locomotive
maintenance

Source: 2006 R1, excluding lease and depreciation expense.  KGTM’s based on CSX and NS 2006 financial reports.

Equal costs per KGTM represent a $35M opportunity for CSX

The best measure of locomotive
productivity is Expense/KGTM

9%

$0.82

$0.89

Expense/KGTM

474

$424M

$0.83

CSX

35%

$315M

Loco Expense

23%

12%

%

384

$0.74

NS

KGTM’s

“TCI Group Math”

The “correct math”
yields a 9% cost gap

Productivity
Opportunity

2006 STB Wage Form A & B
Hours Paid not Worked
NS
CSX
UP
BNSF
12%
23%
23%
35%

Labor Expense per
Unit of Work (RTM): Q1 2008
$12
$15
CSX
NSC

How tomorrow moves
CSX

The facts are...
TCI Group’s labor opportunities are overstated

CSX is in line with the
rail industry for hours paid
not worked

NS uniquely counts
training as “hours
worked,” making their
statistic not comparable

CSX remains focused on
labor productivity, but spends
20% less per unit of work
(RTM) on labor expense
than NS

Source: STB Wage Form A&B, Q1 2008 company financial reports.

Productivity
Opportunity

Pricing Performance

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

## Revenue/RTM Growth: Last Twelve Months

7%
6%
5%
5%
4%
2%
CSX
NSC
BNI
UNP
CNI
CP

6+%
5-6%
4-5%
4%
3-5%
~3-4%
CSX
UNP
CNI
NSC
BNI
CP

How tomorrow moves CSX

The facts are...
CSX is an industry leader in pricing for value

CSX “pure price” guidance for 2008

is the highest in the industry

Note:  Peer comparisons based on First Call data. CN & CP adjusted for translation impact of Canadian dollar on U.S.
dollar-denominated revenues. Price guidance given by rail executives on analyst calls.  LTM is Q207-Q108 vs. Q206-Q107.

Pricing
Performance

The facts are...
CSX pricing in line given longer hauls versus NS

Revenue per RTM is non-linear,
declines with longer hauls

Length of Haul (Miles)

NS
Average Haul

CSX
Average Haul

CSX’s average length of haul
is ~10% longer than NS with a
broader network reach

Recovery of pick-up and drop-off
costs results in declining revenue
per RTM for longer hauls

Adjusting for length of haul and
equipment privatization, CSX’s
revenue per RTM is
comparable to NS

Third-party analysis confirms
CSX’s pricing strategy is
focused and effective

Pricing
Performance

The facts are...
CSX pricing gains outpacing NS on any measure

3 pts

4%

7%

4 pts

4%

8%

Total

(2 pts)

8%

6%

(3 pts)

2%

(1%)

Intermodal

3 pts

5%

8%

4 pts

6%

10%

Merchandise/
Auto

6 pts

2%

8%

8 pts

3%

11%

Coal

CSX
vs. NS

NS

CSX

CSX
vs. NS

NS

CSX

2007 vs. 2006
Revenue per RTM

2007 vs. 2006
Revenue per Unit

Measuring on either a revenue per unit or per RTM basis,
CSX beat NS in 2007 and has more aggressive guidance in 2008.

Pricing
Performance

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

The facts are...
CSX uses capacity pricing to manage demand

Capacity-based pricing has been in place for years

Pricing in some markets is set on an ongoing basis to help optimize network capacity, balance freight and enhance profits

For example, CSX Intermodal continuously modifies
prices across its entire market of owned equipment

CSX charges up to 50% more in periods of peak demand to help optimize capacity and maximize profits

CSX uses an auction process when demand for
specific car types significantly exceeds supply

CSX’s pricing process and discipline is industry leading

Pricing
Performance

Capital Allocation & Structure

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

Capital Spending as a Percent of Revenue
25%
20%
15%
10%
2003
2004
2005
2006
2007
CSX
NSC
BNI
UNP
CNI
CP

How tomorrow moves
CSX

The facts are...
Disciplined capital spending is on par with peers

17%

14%

CSX

Industry

5-Year Average

Capital
Allocation &
Structure

Note: Capital spending based on CSX analysis.

## Capital Spending per Thousand Gross Ton Miles

$6
$5
$4
$3
$2
$1
2003
2004
2005
2006
2007
CSX
NSC
BNI
UNP
CNI
CP

How tomorrow moves

The facts are...
Disciplined capital spending is on par with peers

$2.97

$2.67

CSX

Industry

5-Year Average

Capital
Allocation &
Structure

Note: Capital spending based on CSX analysis.

Transportation Capital
Dollars in Billions
$1.7
$1.6
$1.6
$1.7
2007
2008
2009
2010

Capital Requests Submitted
Bottoms-up requests
Fact-based approach
Prioritize Capital Needs
Cross-functional team
Safety and reliability
Capital Planning Process
Evaluate Project Returns
Demonstrate returns
Earn right to spend
Align with Stakeholders
Shareholders
Regulatory and public

How tomorrow moves

The facts are...
Transparent capital plan aims to maximize returns

Note: Excludes Katrina-related capital. 2007 includes $200M of locomotive refinancing.

Capital plans are consistent
with strategic objectives

Disciplined capital analysis aims to
maximize investment returns on replacement cost basis

Capital
Allocation &
Structure

Strategic Ownership Value

Boxcars

Defects

How tomorrow moves
CSX

The facts are...
Capital plan based on economics, scientific modeling

Open-top Hoppers

Multilevels

Gondolas

Covered Hoppers

Other

Reinvestment
Hurdle Rate

Returns by Car Type

Investment decisions on equipment
are guided by economic analysis

Cars must meet reinvestment hurdle
rate to merit replacement

Locomotives must deliver
asset productivity

Freight Car Reinvestment Profile

Track Defect Rate by
Accumulated Tonnage

Accumulated Tonnage

Inflection point based on
industry research

Infrastructure investments are dictated
by proactive, scientific modeling

Track replacement technology
improves safety and service

Capital
Allocation &
Structure

Strategic investments address
Intermodal needs, volume
shifts and bottlenecks

Detailed economic
modeling drives decisions

CSX strategic capital spending
helps drive operating results

Network velocity most
improved of all Class I rails
since 2004

The facts are...
Economics, operating gains drive capital investment

Average Velocity

Waycross to Atlanta: Key Growth Lane

Miles per Hour

10

15

20

25

30

Jan-06

Jul-06

Jan-07

Jul-07

Jan-08

Strategic investment made in 2006.
Velocity up 30% since that time.

Adequate Capacity

Approaching Capacity

Capacity Constrained

2010 Projected Capacity

Growth in
strategic lanes
requires investment

Capital
Allocation &
Structure

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

The facts are...
CSX is currently at lowest long-term cost of capital

Access
Costs

Distress
Costs

Equity
Risk

Risk-Free
Rate

AAA

High Yield

BBB-

Cost of Capital

Debt Tax
Shield

Capital
Allocation &
Structure

The facts are...
Investment banks agree with CSX analysis

BBB-

Investment Bank 4

BBB-

Investment Bank 5

BBB-

CSX Analysis

BBB-

Investment Bank 3

BBB/BBB-

Investment Bank 2

BBB

Investment Bank 1

CSX
Lowest Cost
of Capital

Every investment bank
advising CSX recommended
a target capital structure with
debt levels at Investment
Grade

Targets lowest cost of
capital

Balances cost of capital
with financial flexibility
and market access

Capital
Allocation &
Structure

CSX Comparable Operating Income and Stock Price
1Q04
1Q05
1Q06
1Q07
1Q08
Operating Income in Billions
Stock Price

CSX Debt-to-EBITDA and Stock Price
1Q04
1Q05
1Q06
1Q07
1Q08
Debt/EBITDA
Stock Price

How tomorrow moves

The facts are...
Lasting value comes from operations, not leverage

Note:  Debt-to-EBITDA and Operating Income are expressed on a rolling twelve month basis

CSX leverage and stock price negatively correlated

Capital
Allocation &
Structure

CSX income and stock price 97% correlated

The facts are...
Driving value through balanced capital deployment

Capital

Investment

Investing $5B through
2010 to support
long-term growth

Share

Buybacks

Repurchased nearly
$3B since 2006

Targeting another $3B
by year-end 2009

Dividends

Nearly tripled the
quarterly dividend
since 2005

. . . While maintaining an investment grade profile

Growing Free Cash Flow and

Improving Return on Invested Capital . . .

Capital
Allocation &
Structure

The facts are...
TCI Group’s ideas restrict financial flexibility

Analysis shows EPS accretion of only 2% by bringing
CSX below Investment Grade to buy back shares1

TCI Group inaccurately suggests that taking CSX below
Investment Grade would create significant shareholder value

Additionally, incremental leverage to below Investment
Grade for CSX:

Increases the risk of distress

Destroys prudent financial flexibility and regular, uninterrupted access to capital markets

Abandons long-term capital policy for short-term speculation

CSX drives value through balanced strategic capital deployment

Capital
Allocation &
Structure

1  See appendix for EPS accretion analysis.

The facts are...
CSX must maintain financial flexibility

The rail value proposition is strong even in the face of
an economic downturn, however…

Financial flexibility for major adverse events is critical,
especially in a weak economic environment

Natural disasters or acts of terrorism

Incidents with significant loss of life and property damage

Exploitative local litigation for minor incidents

CSX has an ongoing need for financial flexibility
and uninterrupted access to debt capital markets

Capital
Allocation &
Structure

The facts are…
TCI Group’s questions are answered by CSX’s performance

CSX Board of Directors is creating industry leading
shareholder value and continues to raise the bar

Governance rating score of 99% is top tier of industry

Corporate
Governance

Productivity
Opportunity

Pricing
Performance

Capital
Allocation &
Structure

CSX is a leader in safety, service and productivity

CSX margin tied for second; closing in on CN

Performance targets are transparent and aggressive

CSX is an industry price leader, with the most
aggressive pricing guidance

Pricing process and discipline is industry-leading

Disciplined capital spending in line with peers and
generating industry leading shareholder returns

Aggressive, investment grade capital structure

GAAP Reconciliation

GAAP Reconciliation Disclosure

CSX reports its financial results in accordance with generally accepted accounting principles
(“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-
GAAP Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

CSX has provided operating income, ratio and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided. These non-
GAAP measures should not be considered a substitute for GAAP measures.

GAAP Reconciliation to comparable results

77.0%

77.7%

79.3%

81.9%

86.7%

88.4%

87.2%

Comparable Operating Ratio

$ 624

$ 2,233

$ 1,981

$ 1,556

$ 1,068

$ 877

$ 1,010

Comparable Operating Income

-

-

-

-

-

108

-

Plus Additional Loss on Sale

-

-

-

-

-

232

-

Plus Provision for Casualty
Claims

-

-

-

-

71

22

-

Plus Restructuring Charge

(2)

(27)

(168)

-

-

-

-

Less Pretax Gain on
Insurance Recoveries

2,087

7,770

7,417

7,062

7,043

7,058

6,906

Operating Expense

$ 2,713

$ 10,030

$ 9,566

$ 8,618

$ 8,040

$ 7,573

$ 7,916

Operating Revenue

Q108

2007

2006

2005

2004

2003

2002

Dollars in millions

Appendix

Canadian National expenses adjusted for repatriation of
U.S.-Dollar denominated costs (page 41)

$5,483M

$5,244M

$4,841M

$4,477M

$4,065M

$3,946M

Adjusted
Expense
(USD)

$15.76

347.9

$5,891M

$870M

$5,021M

2007

$14.86

353.0

$5,634M

$735M

$4,899M

2006

$14.12

342.9

$5,201M

$585M

$4,616M

2005

$13.45

332.8

$4,810M

$430M

$4,380M

2004

$12.96

313.6

$4,367M

$260M

$4,107M

2003

$12.77

309.1

$4,240M

—

$4,240M

2002

Adjusted
Expense/
KGTM

KGTM

Adjusted
Expense
(C$)

Adjustment
(in C$)

Reported
Expense
(C$)

Year

Note: Reported expense from First Call.  Exchange rate constant at $1.0744 C$/USD (FY 2007 average).
Repatriation impact from CN Financial Statements and CSX Analysis.

CN true gains in operating income were C$1.0 billion over
nine years (slide 46)

Calculated

$982M

True Gains

$2,876M

2007 Op
Income

CN press releases indicate C$478 million in
additional annual revenue from the acquisitions.
Actual operating margin in 2004 for these
companies post-acquisition was 35% per CN 2004
annual report

$167M

Great Lakes
& BC Rail

Represents 2 times the first half 2001 WC
operating income per the June 30, 2001 10Q,
translated to Canadian Dollars

$56M

Wisconsin
Central

Acquisitions:

Inflation of 3.0% is the industry's CAGR inflation
(1998-2007) as measured by the AAR's ALL-LF
Index (costs excluding fuel)

$390M

$1,175M

$1,556M

Inflation

Source: CN 2000 Annual Report, p. 12.
Includes consolidation of Illinois Central assuming
acquisition on 1/1/98.
Excludes 1998 Special Charge of C$590 million.

$1,281M

$3,856M

$5,137M

1998 Op
Income

Comments

Operating
Income

Expense

Revenue

CSX true gains in operating income are expected to be
$1.5 billion over four years (page 46)

Calculated

$1,517M

True Gains

Current Analyst Consensus

$2,743M

2008
Estimated
Op Income

Inflation of 3.5% is the industry's CAGR inflation
(2004-2007) as measured by the AAR's ALL-LF
Index (costs excluding fuel)

$158M

$1,029M

$1,186M

Inflation

Source: GAAP Reconciliation

$1,068M

$6,972M

$8,040M

2004
Comparable
Op Income

Comments

Operating
Income

Expense

Revenue

Additional $3 billion of debt (1x EBITDA) results in only
2% EPS accretion (page 72)

2%

Implied EPS Accretion (%)

$0.07

Implied EPS Accretion ($)

$3.05

Pro Forma Basic EPS

352.9

Adjusted Shares Outstanding after Share Repurchase

$1,078

Adjusted Earnings for Share Repurchases ($MM)

$2.98

Implied Basic EPS

404.7

Shares Outstanding on 4/25/08

$1,209

2007 Earnings ($MM)

13%

Percent of Shares Purchased

$61.94

Purchase Price (4/25/08)

$3,205

New Capital Raised for Share Repurchase = 1x EBITDA ($MM)

Proxy Statement Disclosure

Important Information

In connection with the solicitation of proxies, CSX Corporation ("CSX") has filed with the SEC and mailed to shareholders a definitive proxy statement dated April 25, 2008 in connection with its 2008 Annual Meeting.  Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street

C110, Jacksonville, FL 32202.

Certain Information Concerning Participants

CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive Proxy

Statement.  In addition to the individuals named in the definitive Proxy Statement, Stephen E. Crable, Vice President  –

Labor Relations, and Nathan D. Goldman, General Counsel – Business & Governance, may also be deemed to be participants in the solicitation.  As of April 21, 2008, Mr. Crable and Mr. Goldman beneficially owned 16,680 and 15,320 shares of CSX common stock, respectively.  Information regarding Mr. Crable’s and Mr. Goldman’s transactions in CSX securities for the two years ended April 21, 2008 is set forth below.

Name

Date

# of Shares

Transaction Description

Stephen E. Crable

1/25/2008

7,041

Grant or award

1/25/2008

(380)

Payment of tax liability by withholding securities incident to the receipt, exercise, or vesting of a security

Nathan D. Goldman

1/25/2008

10,275

Grant or award

1/25/2008

(2,846)

Payment of tax liability by withholding securities incident to the receipt, exercise, or vesting of a security

Various

9

Dividend reinvestment and employer contributions

Forward-Looking Disclosure

This presentation and other statements by the company contain forward-looking statements within the meaning of the
Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” and similar expressions.
Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.